UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2015

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Principal Officers.
Effective September 8, 2015, the Company promoted David F. Mullen to the position of Vice President Finance and Corporate Controller (Principal Accounting Officer).

In connection with his promotion, Mr. Mullen’s annual base compensation has been initially set at $260,000, together with a target annual bonus opportunity of 35%. He also will receive a long-term incentive award in the form of a restricted stock unit award valued at $20,000 under the Company’s 2014 Stock Option and Incentive Plan and will be eligible to receive additional awards under such Plan at such times as the Compensation Committee of the Board of Directors approves grants under such Plan.

Mr. Mullen, age 47, has served as the Company’s Vice President Finance and Operations since joining the Company in April 2015.  Mr. Mullen joined the Company from Thermo Fisher Scientific Inc. where, from 2004 to 2015, he held various finance leadership roles including VP Corporate Financial Planning & Analysis, VP Finance Global Business Services & Product Development and VP Finance Anatomical Pathology Division.   Prior to Thermo Fisher Scientific Inc., Mr. Mullen held finance and controllership roles with Ziff-Davis Media Inc. and predecessor companies.  Mr. Mullen began his career at Deloitte & Touche LLP and is a Certified Public Accountant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 11, 2015	CIRCOR INTERNATIONAL, INC.
/s/ Alan J. Glass
	By:	Alan J. Glass
Vice President, General Counsel and Secretary